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                                                      Exhibit 24
                            FORM OF
                   LIMITED POWER OF ATTORNEY


     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Thomas G. Fitzgerald as the undersigned's true and lawful attorney-in-fact to:

     (1)  execute for and on behalf of the undersigned a
Schedule 13D and any amendments thereto, to be filed in connection with Suburban Bancorp, Inc., a Delaware corporation (the "Company"), in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D and any amendments thereto, and timely file such schedule or amendments with the Securities and Exchange Commission and any stock exchange or similar authority, as required; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

     The undersigned hereby grants to such attorney-in-fact full power to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers granted herein. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13(d) of the Exchange Act or the rules promulgated thereunder.

     This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Schedule 13D or any amendments thereto, with respect to the

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undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

                  [Signature page to follow.]



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     IN WITNESS WHEREOF, the undersigned has caused this
Limited Power of Attorney to be executed as of this 25th day of April, 1994.



                         /s/ Gerald F. Fitzgerald
                         Gerald F. Fitzgerald


                         /s/ Marjorie G. Fitzgerald
                         Marjorie G. Fitzgerald


                         /s/ Gerald F. Fitzgerald, Jr.
                         Gerald F. Fitzgerald, Jr.


                         /s/ Denise M. Fitzgerald
                         Denise M. Fitzgerald


                         /s/ James G. Fitzgerald
                         James G. Fitzgerald


                         /s/ Jane M. Fitzgerald
                         Jane M. Fitzgerald


                         /s/ Peter G. Fitzgerald
                         Peter G. Fitzgerald


                         /s/ C. Nina Fitzgerald
                         C. Nina Fitzgerald


                         /s/ Julie F. Schauer
                         Julie F. Schauer